Exhibit 5.1

+1 202 663 6000 (t)

+1 202 663 6363 (f)

wilmerhale.com

July 17, 2024

Iterum Therapeutics plc

Block 2 Floor 3, Harcourt Centre

Harcourt Street,

Dublin 2, Ireland

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-280045) (the “Registration Statement”) filed by Iterum Therapeutics plc, an Irish public limited company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) to be furnished in connection with the Company’s distribution (i) to holders of record of the Company’s ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), and (ii) to holders of record of warrants that have contractual rights to participate in the securities offering by the Company which have not been waived , at no-charge, non-transferable subscription rights (the “Subscription Rights”) to purchase up to an aggregate of 8,503,800 units (the “Units”), each whole Unit consisting of (a) one Ordinary Share, (b) a warrant to purchase 0.5 Ordinary Shares, at an exercise price of $1.21 per whole Ordinary Share from the date of issuance through its expiration one year from the date of issuance (the “1-Year Warrants”) and (c) a warrant to purchase one Ordinary Share, at an exercise price of $1.21 per whole Ordinary Share from the date of issuance through its expiration five years from the date of issuance (the “5-Year Warrants” and, together with the 1-Year Warrants, the “Warrants”) at a subscription price of $1.21 per whole Unit in cash (such offer of Subscription Rights and Units, the “Rights Offering”). Each Subscription Right will entitle its holder to purchase 0.50 Units, at a subscription price of $0.605 per 0.50 Units, consisting of (1) 0.50 Ordinary Shares, (2) a 1-Year Warrant to purchase 0.25 Ordinary Shares and (3) a 5-year Warrant to purchase 0.50 Ordinary Shares. The Ordinary Shares issuable upon exercise of the Warrants are referred to as the “Underlying Warrant Shares.” The Subscription Rights, Units, Ordinary Shares, Warrants and Underlying Warrant Shares are referred to collectively herein as the “Securities.”

We are acting as U.S. counsel for the Company in connection with the issuance of the Securities. We have examined and relied upon signed copies of the Registration Statement filed with the Commission, including the exhibits thereto. For purposes of this opinion, we have also examined the certificate representing the Subscription Rights and the forms of Warrants, which have been filed as Exhibits 4.19, 4.15 and 4.16, respectively, to the Registration Statement, and have examined and relied upon the accuracy of the opinion letter of A&L Goodbody, Irish counsel for the Company, dated the date hereof and filed as Exhibit 5.2 to the Registration Statement (the “ALG Opinion”). We have also examined and relied upon originals or copies of such corporate records of the Company, such other agreements and instruments, such certificates of public officials, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

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In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity and competence of all individual signatories, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate records of the Company provided to us by the Company. Insofar as this opinion relates to factual matters, we have assumed, without independent investigation, that representations of officers and directors of the Company and documents furnished to us by the Company are true and correct.

We have also assumed, in reliance on the ALG Opinion, that (i) the Company is incorporated and validly existing under the laws of the Republic of Ireland; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under the certificates evidencing the Subscription Rights and under the Warrants; (iii) the certificates evidencing the Subscription Rights and the Warrants to which the Company is a party have been duly authorized, executed and delivered by the Company under the laws of the Republic of Ireland; and (iv) the Rights Offering and the issuance of the Securities are being conducted in accordance with all applicable Irish laws, rules and regulations.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of Directors of each of the Company (or any committee of such Board of Directors or any person acting pursuant to authority properly delegated to such person by the Board of Directors of the Company or any committee of such Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities. We have assumed that the Subscription Rights and Warrants are, or will be, duly authorized, executed and delivered by all parties thereto other than the Company and constitute the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy

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upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York. For the avoidance of doubt, we express no opinion herein as to any federal laws of the United States of America, as to any foreign law or regulation, as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein or as to the validity or enforceability of the certificates evidencing the Subscription Rights or the Warrants under (including, without limitation, the exercise of remedies thereunder) the laws of any foreign jurisdiction. We also express no opinion herein with respect to (i) the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction or (ii) any rules or other regulations of the Financial Industry Regulatory Authority, Inc. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction or regulations or any foreign trade, sanctions or national security laws or regulations, including any relating to the Committee on Foreign Investments in the United States. We have not acted as counsel for the Company with respect to matters of Irish law, or other applicable foreign law. For the avoidance of doubt, we express no opinion herein as to any foreign law or regulation or as to the effect or lack of effect of any foreign law or regulation on any opinion expressed herein.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Warrants, when issued and paid for upon due exercise of Subscription Rights in accordance with the terms and conditions of the Rights Offering, will constitute valid and binding obligations of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances that might affect any matters or opinions set forth herein.

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We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ WILMER CUTLER PICKERING HALE AND DORR LLP
WILMER CUTLER PICKERING HALE AND DORR LLP